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                                                                    Exhibit 10.9

                               FEBRUARY 20, 2001

                             EMPLOYMENT AGREEMENT

PROMISTAR FINANCIAL CORPORATION ("PROMISTAR"), and Gary L. Guerrieri ("Executive") agree to enter into this EMPLOYMENT AGREEMENT dated as of January 24, 2001 as follows:


1.   Employment.

     PROMISTAR hereby agrees to continue to employ Executive, and Executive hereby agrees to continue to be employed by PROMISTAR, upon the terms and subject to the conditions set forth in this Agreement.


2.   Term of Employment.

     The initial term of Executive's employment under this Agreement shall be for a period of two (2) years, beginning on January 24, 2001 and ending on January 23, 2003. On each anniversary of the initial commencement date while Executive remains employed hereunder, such term will be automatically extended one more year, unless PROMISTAR provides written notice of its intent not to so extend this Agreement at least thirty (30) days prior to any anniversary date hereof; provided, however, that notwithstanding any such notice by PROMISTAR not to extend, the term of this Agreement shall not expire prior to the expiration of twelve (12) months on or after the occurrence of a Change of Control which occurs while this Agreement is in effect.


3.   Duties and Responsibilities.

     (a) PROMISTAR will continue to employ Executive as its Executive Vice President and Commercial Banking Group Manager. In such capacity, Executive shall perform the customary duties and have the customary responsibilities of such position and such other duties as may be assigned to Executive from time to time by the Chief Executive Officer of PROMISTAR or his designee.

     (b) Executive agrees to faithfully serve PROMISTAR, devote his full working time, attention and energies to the business of PROMISTAR, its subsidiaries and affiliated entities, and perform the duties under this Agreement to the best of his abilities. Executive may perform services without direct compensation therefor in connection with the management of personal investments or in connection with charitable or civic organizations.

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     (c)  Executive agrees:

          (i) To comply with all applicable laws, rules and regulations, and all requirements of all applicable regulatory, self-regulatory, and administrative bodies;

          (ii) To comply with PROMISTAR's rules, procedures, policies, requirements, and directions; and

          (iii) Not to engage in any other business or employment without the written consent of PROMISTAR, except as otherwise specifically provided herein.


4.        Compensation and Benefits.

     (a) Base Salary. During the Employment Term, PROMISTAR shall pay Executive a base salary at the annual rate of $125,004 per year or such higher rate as may be determined from time to time by PROMISTAR ("Base Salary"). Such Base Salary shall be paid in accordance with PROMISTAR's standard payroll practice for executives.

     (b) Incentive Compensation Plans. During the Employment Term, Executive shall be eligible to participate in PROMISTAR's incentive compensation plan(s) in accordance with PROMISTAR's normal practice for executives.

     (c) Expense Reimbursement. PROMISTAR shall promptly reimburse Executive for the ordinary and necessary business expenses incurred by Executive in the performance of the duties under this Agreement in accordance with PROMISTAR's customary practices applicable to executives, provided that such expenses are incurred and accounted for in accordance with PROMISTAR's policy.

     (d) Benefit Plans, Fringe Benefits and Vacations. Executive shall be eligible to participate in or receive benefits under any pension plan, 401(k) savings plan, nonqualified deferred compensation plan, supplemental executive retirement plan, medical and dental benefits plan, life insurance plan, short-term and long-term disability plans, supplemental and/or incentive compensation plans, or any other employee benefit or fringe benefit plan, generally made available by PROMISTAR to executives in accordance with the eligibility requirements of such plans and subject to the terms and conditions set forth in such plans and this Agreement.


5.   Termination of Employment

     Executive's employment under this Agreement may be terminated under any of the circumstances set forth in this Section 5. Upon termination, Executive (or his beneficiary or estate, as the case may be) shall be entitled to receive the compensation described in Section 6 below, and, if applicable,
     Section 7 below.

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     (a)  Death.  Executive's employment shall terminate upon Executive's death.

     (b) Totally Disabled. PROMISTAR may terminate Executive's employment upon his becoming "Totally Disabled." For purposes of this Agreement, Executive shall be "Totally Disabled" if Executive is physically or mentally incapacitated so as to render Executive incapable of performing his usual and customary duties under this Agreement. Executive's receipt of disability benefits under PROMISTAR's long-term disability benefits plan (the "LTD Plan") or receipt of Social Security disability benefits shall be deemed conclusive evidence of being Totally Disabled for purpose of this Agreement; provided, however, that in the absence of Executive's receipt of such long-term disability benefits or Social Security benefits, PROMISTAR's Board of Directors (the "Board") may, in its reasonable discretion (but based upon appropriate medical evidence), determine that Executive is Totally Disabled.

     (c) Termination by PROMISTAR for Cause. PROMISTAR may terminate Executive's employment for "Cause." Such termination shall be effective as of the date specified in the written Notice of Termination provided to Executive.

          (i) For purposes of this Agreement, the term "Cause" shall mean any of the following:

               (A) Conviction of a crime (including conviction on a nolo contendere plea) involving the commission by Executive of a felony or of a criminal act involving, in the good faith judgment of the Board, fraud, dishonesty or moral turpitude, but excluding any conviction which results solely from Executive's title or position with PROMISTAR and is not based on his personal conduct;

               (B) Deliberate and continual refusal to perform employment duties reasonably requested by PROMISTAR or an affiliate after thirty (30) days' written notice by certified mail of such failure to perform, specifying that the failure constitutes Cause (other than as a result of approved vacation, sickness, illness or injury);

               (C) Fraud or embezzlement determined in accordance with PROMISTAR's normal, internal investigative procedures consistently applied in comparable circumstances;

               (D) Gross misconduct or gross negligence in connection with the business of PROMISTAR or an affiliate which has substantial effect on PROMISTAR or the affiliate; or

               (E) Breach of any of the covenants set forth in Section 9 hereof.

          (ii) Regardless of whether Executive's employment initially was considered to be terminated for any reason other than Cause, Executive's employment will be considered to have been terminated for Cause for purposes of this Agreement if the Board subsequently determines that Executive engaged in an act constituting Cause.

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       (iii) Any determination of Cause under this Agreement shall be made by resolution adopted by unanimous vote of a quorum of the Board at a meeting called and held for that purpose. Executive shall be provided with reasonable notice of such meeting and Executive shall be given the opportunity to be heard before such vote is taken by the Board.

  (d) Termination by PROMISTAR without Cause. PROMISTAR may terminate Executive's employment under this Agreement without Cause after providing Notice of Termination to Executive.

  (e) Termination by Executive. Executive may terminate his employment under this Agreement after providing written Notice of Termination to PROMISTAR. Such Notice shall state whether Executive's termination is by reason of a deemed "Constructive Termination Event." Termination of employment by Executive by reason of a "Constructive Termination Event" shall be deemed to have occurred, if Executive provides the Notice of Termination within ninety (90) days after the occurrence of any of the following:

       (i) Without Executive's express written consent, a change in Executive's responsibilities, status, titles, or offices, and in the reasonable judgment of Executive, such change represents a material diminution or increase of the Executive's responsibilities, status, titles, or offices, work load, required hours or travel from that historically required of the Executive, or any removal of Executive from, or any failure to re-elect Executive to, any of such titles or offices, except in connection with the termination of Executive's employment as a result of his death, or by PROMISTAR for being Totally Disabled or Cause, or by Executive other than by reason of a Constructive Termination Event.

       (ii)  A reduction by PROMISTAR in Executive's Base Salary.

       (iii) An intentional, material reduction by PROMISTAR of Executive's aggregate incentive opportunities under the incentive compensation plans available to senior executives.

       (iv) The failure of PROMISTAR to maintain Executive's relative level of coverage under PROMISTAR's employee benefit, retirement, or material fringe benefit plans, policies, practices, or arrangements in which Executive participates, both in terms of the amount of benefits provided and the relative level of Executive's participation. For this purpose, PROMISTAR may eliminate and/or modify existing employee benefit plans and coverage levels on a consistent and nondiscriminatory basis applicable to all such executives; provided, however, that Executive's level of coverage under all such programs must be at least as great as such coverage provided to employees who have the same or lesser levels of reporting responsibilities within PROMISTAR's organization.

       (v) The failure by PROMISTAR to pay Executive any material amount of his current compensation, or any material amount of his compensation deferred under any plan, agreement or arrangement of or with

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               PROMISTAR, within ten (10) days after Executive makes
               written demand for such amount.

         (vi) The required relocation of the Executive out of PROMISTAR's principal executive offices or the metropolitan area of the Executive's principal office without the Executive's prior written consent.

         (vii) The failure by PROMISTAR to obtain an assumption of PROMISTAR'S obligations under this Agreement by any successor to PROMISTAR.

     (f) Notice of Termination. Any termination of Executive's employment by PROMISTAR or by Executive (other than by reason of Executive's death) shall be communicated by written Notice of Termination to the other party in accordance with Section 19 below. For purposes of this Agreement, a "Notice of Termination" shall mean a notice in writing which shall indicate the specific termination provision in this Agreement relied upon to terminate Executive's employment and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated.

     (g) Date of Termination. The effective date of Executive's termination of employment shall be:

         (i)   In the event of his death, the date of death;

         (ii) In the event of termination on account of being Totally Disabled, thirty (30) days after Notice of Termination is given (provided that Executive shall not have returned to the performance of his duties on a full-time basis during such thirty (30) day period);

         (iii) In the event of termination by PROMISTAR for Cause or without Cause or by Executive by reason of a Constructive Termination Event, the date specified in the Notice of Termination; and

         (iv)  In the event of any other termination, the last day of the thirty
               (30) day period beginning on the date on which written Notice of Termination is given (the "Notice Period"), or such earlier date as may be specified by PROMISTAR or later date as may be mutually agreed by the parties.


6.   Compensation in Event of Termination.

     (a) Termination Without Cause or as a Result of a Constructive Termination Event. In the event that Executive's employment hereunder is terminated:

         (i)   By PROMISTAR without Cause pursuant to Section 5(d) hereof; or

         (ii) By Executive by reason of a Constructive Termination Event pursuant to Section 5(e) hereof;

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         then PROMISTAR shall pay or provide in the same manner as before termination, as applicable, the following compensation and benefits to
         Executive:

         (iii) Continuation of full base salary and benefits during the time period equal to the remaining Employment Term immediately prior to Executive's termination (without regard to any future renewals that would have occurred absent such termination), but, in no event, less than one (1) year (the "Termination Period");

         (iv) Continue to participate in PROMISTAR's incentive compensation plans for each award cycle under such plans which began prior to the Termination Period, assuming Executive was a good performer during such award cycle and the award payable for such cycle shall be a pro-rata portion of the amount determined as of the close of each such award cycle based on the length of Executive active employment during the cycle to the length of the cycle with the award payable in the same manner Executive would have been paid if he continued to be an active employee.

         (v) Any other amounts, awards, benefits or other compensation to which Executive is or, prior to Executive's termination of employment, was entitled during the Termination Period under any of PROMISTAR's other compensation plans which to the extent of any vesting dates occurring during the Termination Period shall be considered to vest on such date notwithstanding such termination (unless more quickly vested pursuant to Section 8(b) hereof or the terms of such plan); and

         (vi) Continuing coverage, to the extent not prohibited by law, during the Termination Period or until comparable benefits are made available to him in connection with subsequent employment, whichever period is shorter, for Executive and his eligible dependents under all of PROMISTAR's benefit plans in effect and applicable to Executive and his eligible dependents as of the Date of Termination. In the event that Executive and/or his eligible dependents, because of Executive's terminated status, cannot be covered or fully covered under any or all of PROMISTAR's benefit plans, PROMISTAR shall continue to provide Executive and/or his eligible dependents with the same level of such coverage in effect prior to termination, on an unfunded basis if necessary.

     (b) Termination for Cause by PROMISTAR. In the event that PROMISTAR shall terminate Executive's employment hereunder for Cause pursuant to
         Section 5(c), this Agreement shall forthwith terminate. PROMISTAR shall continue to pay Executive the compensation and benefits set forth in
         Section 4 until the date specified in the Notice of Termination.

     (c) Termination by Executive. In the event that Executive shall terminate employment hereunder (other than by reason of a Constructive Termination Event) pursuant to Section 5(e) hereof, this Agreement shall forthwith terminate at the end of the Notice Period and PROMISTAR shall continue to pay Executive the compensation and benefits set forth in Section 4 until the end of the Notice Period.

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     (d)  Death.  In the event of the death of Executive, in addition to any group term life insurance benefit generally available to its employees, PROMISTAR shall provide, either directly or indirectly through life insurance, to the Executive's beneficiaries or estate, an amount of death benefits as determined from time to time by the Board. In addition, PROMISTAR shall provide continuing coverage, to the extent not prohibited by law, for a period of twelve (12) months from the date of Executive's death for Executive's eligible dependents under all of PROMISTAR's benefit plans in effect and applicable to Executive and his eligible dependents as of the date of death. In the event that such eligible dependents cannot be covered or fully covered under any or all of PROMISTAR's benefit plans, PROMISTAR shall continue to provide Executive's eligible dependents with the same level of such coverage in effect prior to termination, or an unfunded basis if necessary.

     (e) Substitute Disability Benefits. In the event that Executive's employment is terminated by reason of his becoming Totally Disabled as determined in accordance with Section 5(b), PROMISTAR shall pay or provide Executive in the same manner as before termination the compensation and benefits that he would have received if he had terminated employment entitled to compensation and benefits under
          Section 6(a) hereof until the earlier of the date on which Executive is determined by the Board to no longer be Totally Disabled, twenty-four (24) months from such termination of employment, or the expiration of the term of this Agreement. Such payments shall be offset by LTD Plan benefits and/or Social Security disability benefits, if applicable, received during the same period.

     (f) Mutual Written Consent. In the event that Executive and PROMISTAR shall terminate Executive's employment by mutual written agreement, PROMISTAR shall pay such compensation and provide such benefits, if any, as the parties may mutually agree upon in writing.

     (g) Other. Executive shall not be required to mitigate the amount of any payment provided for in this Section 6 by seeking employment or otherwise, nor shall any amounts received from employment, insurance or otherwise by Executive offset or reduce in any manner the obligations of PROMISTAR hereunder.


7.   Change of Control.

     (a)  Definitions.

          (i) "Change of Control" means the date upon which any of the following events occur:

               (A) PROMISTAR acquires actual knowledge that any Person (other than PROMISTAR or any employee benefit plan sponsored by PROMISTAR) has acquired beneficial ownership, directly or indirectly, of securities entitling such Person to 25% or more of the voting power of PROMISTAR.

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               (B)  (I)  A tender offer is made to acquire securities of
                         PROMISTAR entitling the holders thereof to 50% or more of the voting power of PROMISTAR; or

                    (II) Voting securities of PROMISTAR are first purchased
                         pursuant to any other tender offer.

               (C) The individuals who as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by PROMISTAR's shareholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board.

               (D) The shareholders of PROMISTAR shall approve an agreement providing for PROMISTAR to be merged, consolidated or otherwise combined with, or for all or substantially all its assets or stock to be acquired by, another Person, as a consequence of which the former shareholders of PROMISTAR will own, immediately after such merger, consolidation, combination or acquisition, less than a majority of the voting power of such surviving or acquiring Person or the parent thereof.

               (E) The shareholders of PROMISTAR shall approve any liquidation of all or substantially all of the assets of PROMISTAR or any distribution to security holders of assets of PROMISTAR having a value equal to 30% or more of the total value of all the assets of PROMISTAR.

          (ii) For the purposes of this Section:

               (A)  "Effective Date" is January 1, 2001.

               (B) "Person" means any person within the meaning of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended.

     (b) Payment Following Change of Control. In the event that Executive's employment hereunder is terminated for any reason other than for Cause within six (6) months prior to or within twelve (12) months following a Change of Control, for any reason, then, at Executive's sole option, in lieu of any compensation or benefits owed to Executive pursuant to
          Section 6 of this Agreement, PROMISTAR shall pay or provide the following compensation and benefits to Executive:

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         (i)   A lump sum payment equal to two (2) times Executive's then applicable base salary and average annual incentive compensation plans payments earned over the last three (3) fiscal years of PROMISTAR;

         (ii) Any other amounts, awards, benefits or other compensation to which Executive is or, prior to his termination of employment, was entitled during the Termination Period defined in Section 6(a)(iii) under any of PROMISTAR's other compensation plans, which to the extent of any vesting dates occurring during such Termination Period, shall be considered to vest on such date notwithstanding such termination (unless more quickly vested pursuant to Section 8(b) hereof or the terms of such plans); and

         (iii) Continuing coverage, to the extent not prohibited by law, for a period of twenty-four (24) months from Executive's Date of Termination or until comparable benefits are made available to him in connection with subsequent employment, whichever period is shorter, for Executive and his eligible dependents under all of PROMISTAR's benefit plans in effect and applicable to Executive and his eligible dependents as of the Date of Termination. In the event that Executive and/or his eligible dependents, because of Executive's terminated status, cannot be covered or fully covered under any or all of PROMISTAR's benefit plans, PROMISTAR shall continue to provide Executive and/or his eligible dependents with the same level of such coverage in effect prior to termination, on an unfunded basis if necessary.

         (iv) The amount paid to or made available to Executive hereunder shall not exceed the product of two and ninety-nine hundredths (2.99) times Executive's "base amount" as defined in Section 280G(b)(3) of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder. This determination shall be made by PricewaterhouseCoopers, LLP or such other nationally recognized certified public accounting firm as may be designated by PROMISTAR which shall provide detailed supporting calculations both to PROMISTAR and Executive within fifteen (15) business days after it has been advised that a payment hereunder is to be made, or such earlier time as is requested by PROMISTAR. All reasonable fees and expenses of the accounting firm shall be borne solely by PROMISTAR. Any determination made by the accounting firm shall be binding upon PROMISTAR and Executive, although either party may challenge such a determination through arbitration as provided in Section 12.

         (v) Executive shall notify PROMISTAR in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by Executive of the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, and any interest or penalties with respect thereto. Such notification shall be given as soon as practicable but no later than ten (10) business days after Executive is informed in writing of such claim and shall apprise PROMISTAR of the nature of such claim and the date on which such claim is requested to be paid. Executive shall not pay such claim prior to the expiration of the thirty (30)

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               day period following the date on which Executive gives such notice to PROMISTAR (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If PROMISTAR notifies Executive in writing prior to the expiration of such period that it desires to contest such claim, Executive shall:

               (A) Give PROMISTAR any information reasonably requested by PROMISTAR relating to such claim,

               (B) Take such action in connection with contesting such claim as PROMISTAR shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by PROMISTAR,

               (C) Cooperate with PROMISTAR in good faith in order to effectively contest such claim, and

               (D) Permit PROMISTAR to control any proceedings relating to such claim; provided, however, that PROMISTAR shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold Executive harmless, on an after-tax basis, for any such excise tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses.


8. Effect of Termination. Upon the termination of Executive's employment hereunder, neither PROMISTAR nor Executive shall have any remaining duties or obligations hereunder except that:

    (a)  PROMISTAR shall:

         (i) Pay Executive's accrued salary and any other accrued benefits for all periods ending on or prior to the Date of Termination under
               Section 4 hereof;

         (ii)  Reimburse Executive for expenses incurred in accordance with
               Section 4 for all periods ending on or prior to Date of Termination;

         (iii) Pay or otherwise provide for any benefits, payments or continuation or conversion rights in accordance with the provisions of any PROMISTAR benefit plan of which Executive or any of his dependents is or was a participant or as otherwise required by law;

         (iv) Pay all compensation previously deferred by Executive and not yet paid by PROMISTAR (together with interest, if any, thereon) and any other accrued benefits, including accrued vacation pay not yet paid by PROMISTAR;

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          (v)   Pay Executive and his beneficiaries any compensation or provide the Employee or his eligible dependents any benefits due pursuant to Sections 6 or 7 hereof.

     (b)  Unless the employment of Executive is terminated for Cause pursuant to
          Section 5(c) or by Executive without a Constructive Termination Event pursuant to Section 5(d), the vesting period shall lapse for all stock options or other stock awards previously granted to Executive by PROMISTAR and all such stock awards shall be deemed to be fully vested.

     (c) PROMISTAR's obligation to make the payments provided for in this Agreement (other than the obligation to pay to the Executive's base salary through the Date of Termination and any accrued vacation pay, and other benefits, in each case to the extent theretofore unpaid) and otherwise to perform its obligations hereunder are subject to Executive's signing and delivery to PROMISTAR of a general release in the form of Appendix A attached hereto.


9.   Restrictive Covenants.

     (a) Protected Information. Executive recognizes and acknowledges that he will have access to various confidential or proprietary information concerning PROMISTAR and entities affiliated with PROMISTAR of a special and unique value which may include, without limitation, (i) books and records relating to operation, finance, accounting, sales, personnel and management, (ii) policies and matters relating particularly to operations such as customer service requirements, costs of providing service and equipment, operating costs and pricing matters, and (iii) various trade or business secrets, including business opportunities, marketing or business diversification plans, business development and bidding techniques, methods and processes, financial data and the like (collectively, the "Protected Information"). Executive therefore covenants and agrees that he will not at any time, either while employed by PROMISTAR or afterwards, knowingly make any independent use of, or knowingly disclose to any other person or organization (except as authorized by PROMISTAR) any of the Protected Information.

     (b)  Competitive Activity. Executive covenants and agrees that at all times
          (i) during his period of employment with PROMISTAR, and (ii) during the period beginning on the Date of Termination of his employment (whether such termination is voluntary or involuntary, or otherwise) and ending on the later of one (1) year following his Date of Termination or the last date on which Executive receives compensation and benefits pursuant to Section 6 or 7 above, he will not, directly or indirectly, engage in, assist, or have any active interest or involvement (whether as an employee, agent, consultant, creditor, advisor, officer, director, stockholder [excluding holding of less than 1% of the stock of a public company], partner, proprietor or any type of principal whatsoever) in any business enterprise which engages in substantial and direct competition with PROMISTAR and such enterprise's revenues derived from any product or service competitive with any product or service of PROMISTAR amounted to ten percent (10%) or more of such enterprise's revenues for its most recently completed fiscal year and if PROMISTAR's revenues for such product or service amounted to ten

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          percent (10%) of PROMISTAR's revenues for its most recently completed fiscal year. This covenant and agreement will not include participation in the management of any such enterprise other than in connection with the competitive operations of such enterprise.

     (c) Non-Solicitation. Executive covenants and agrees that during the period beginning on the Date of Termination of his employment (whether such termination is voluntary or involuntary, or otherwise) and ending on the later of one (1) year following his Date of Termination or the last date on which Executive receives compensation and benefits pursuant to Section 6 or 7, he will not directly or indirectly recruit, solicit, hire, or cause to be hired, any individual who is then, or who has been within the preceding six (6) month period, an employee of PROMISTAR.

     (d) Non-Disparagement. Executive covenants and agrees that during the course of his employment by PROMISTAR or at any time thereafter, Executive shall not, directly or indirectly, in public or private, deprecate, impugn, disparage, or make any remarks that would tend to or be construed to tend to defame PROMISTAR or any of its employees, members of its board of directors or agents, nor shall Executive assist any other person, firm or company in so doing.

     (e) Return of Documents and Other Materials. Executive shall promptly deliver to PROMISTAR, upon termination of his employment, or at any other time as PROMISTAR may so request, all lists of customers, leads and customer pricing, data processing programs and documentation, employee information, memoranda, notes, records, reports, tapes, manuals, drawings, blueprints, programs and any other documents and other materials (and all copies thereof) relating to PROMISTAR's business or that of its customers, and all property associated therewith, which Executive may then possess or have under his control.


10.  Enforcement of Covenants.

     (a) Termination of Employment and Forfeiture of Compensation. Executive agrees that in the event that PROMISTAR determines that he has breached any of the covenants set forth in Section 9 above during his employment, PROMISTAR shall have the right to terminate his employment for Cause in accordance with Section 5(c) hereof. In addition, Executive agrees that if PROMISTAR determines that he has breached any of the covenants set forth in Section 9 at any time, PROMISTAR shall have the right to discontinue any or all remaining benefits payable pursuant to Section 6 or 7 above. Such termination of employment or discontinuance of benefits shall be in addition to and shall not limit any and all other rights and remedies that PROMISTAR may have against Executive.

     (b) Right to Injunction. Executive acknowledges that a breach of the covenants set forth in Section 9 above will cause irreparable damage to PROMISTAR with respect to which PROMISTAR's remedy at law for damages will be inadequate. Therefore, in the event of breach or anticipatory breach of the covenants set forth in this Section by Executive, Executive and PROMISTAR agree that

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

          PROMISTAR shall be entitled to the following particular forms of relief, in addition to remedies otherwise available to it at law or equity: (i) injunctions, both preliminary and permanent, enjoining or restraining such breach or anticipatory breach and Executive hereby consents to the issuance thereof forthwith and without bond by any court of competent jurisdiction; and (ii) recovery of all reasonable sums expended and costs, including reasonable attorney's fees, incurred by PROMISTAR to enforce the covenants set forth in Section 9.

     (c) Separability of Covenants. The covenants contained in Section 9 above constitute a series of separate covenants, one for each applicable State in the United States and the District of Columbia, and one for each applicable foreign country. If in any judicial proceeding, a court shall hold that any of the covenants set forth in Section 9 exceed the time, geographic, or occupational limitations permitted by applicable laws, Executive and PROMISTAR agree that such provisions shall and are hereby reformed to the maximum time, geographic, or occupational limitations permitted by such laws. Further, in the event a court shall hold unenforceable any of the separate covenants deemed included herein, then such unenforceable covenant or covenants shall be deemed eliminated from the provisions of this Agreement for the purpose of such proceeding to the extent necessary to permit the remaining separate covenants to be enforced in such proceeding. Executive and PROMISTAR further agree that the covenants in Section 9 shall each be construed as a separate agreement independent of any other provisions of this Agreement, and the existence of any claim or cause of action by Executive against PROMISTAR whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by PROMISTAR of any of the covenants of Section 9.


11. Withholding of Taxes. PROMISTAR shall withhold from any compensation and benefits payable under this Agreement all applicable federal, state, local, or other taxes.


12. Arbitration of Disputes. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration administered by the American Arbitration Association under its National Rules for the Resolution of Employment Disputes and judgment upon the award rendered by the arbitrator(s) may be entered by any court having jurisdiction thereof. Any such arbitration shall take place in the Commonwealth of Pennsylvania, County of Cambria.


13. Waiver of Jury Trial. In the event any controversy or claim arising out of Executive's employment or the termination of Executive's employment is found by a court of competent jurisdiction not to be subject to final and binding arbitration, Executive and PROMISTAR agree to try such claim or controversy, without use of a jury or advisory jury.


14. No Claim Against Assets. Nothing in this Agreement shall be construed as giving Executive any claim against any specific assets of PROMISTAR or as imposing any trustee relationship upon PROMISTAR in respect of Executive. Subject to Section 16 below, PROMISTAR shall not be required to establish a special or separate fund or to segregate any of its assets in order to provide for the satisfaction of its obligations under this Agreement. Executive's rights under this Agreement shall be limited to those of an unsecured general creditor of PROMISTAR and its affiliates.


15. Successors and Assignment. Except as otherwise provided in this Agreement, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, representatives, successors and assigns.

     (a) Company Successor. PROMISTAR shall require any person (or persons acting as a group) who acquires ownership or effective control of PROMISTAR or ownership of a substantial portion of the business or assets of PROMISTAR (whether direct or indirect, by purchase, merger, consolidation or otherwise), by agreement in form and substance satisfactory to Executive, expressly to assume and agree to perform this Agreement in the same manner and to the same extent as PROMISTAR would be required to perform it if no such acquisition had taken place. In the event that PROMISTAR fails to obtain such agreement prior to the effectiveness of any such acquisition, PROMISTAR shall establish an irrevocable trust fund or similar arrangement containing assets sufficient to assure payment of all obligation under this Agreement, provided that Executive's right to payment from such trust fund or arrangement shall be no greater than the right of an unsecured creditor of PROMISTAR and its affiliates. As used in this Agreement, "PROMISTAR" shall mean PROMISTAR as defined in the first sentence of this Agreement and any person (or group) who acquires ownership or effective control of PROMISTAR or ownership of a substantial portion of the business or assets of PROMISTAR or which otherwise becomes bounded by all the terms and provisions of this Agreement, whether by the terms hereof, by operation of law or otherwise.

     (b) Assignment by Executive. The rights and benefits of Executive under this Agreement are personal to him and no such right or benefit shall be subject to voluntary or involuntary alienation, assignment or transfer; provided, however, that nothing in this Section 15 shall preclude Executive from designating a beneficiary or beneficiaries to receive any benefit payable on his death.


16. Entire Agreement; Amendment. This Agreement shall supersede any and all existing oral or written agreements, representations, or warranties between Executive and PROMISTAR or any of its subsidiaries or affiliated entities relating to the terms of Executive's employment. It may not be amended except by a written agreement signed by both parties.


17. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania applicable to agreements made and to be performed in that Commonwealth, without regard to its conflict of laws provisions.


18. Notices. Any notice, consent, request or other communication made or given in connection with this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by registered or certified mail, return receipt requested, or by facsimile or by hand delivery, to those listed below at their following respective addresses or at such other address as each may specify by notice to the others:

         To PROMISTAR:                         To Executive:

         PROMISTAR Financial Corporation       At the address for Executive
         PROMISTAR Plaza                       set forth below
         551 Main Street
         Johnstown, PA   15901
         Attn:  Chairman and Chief Executive Officer


19.  Miscellaneous.

     (a) Waiver. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver thereof or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

     (b) Separability. If any term or provision of this Agreement is declared illegal or unenforceable by any court of competent jurisdiction and cannot be modified to be enforceable, such term or provisions shall immediately become null and void, leaving the remainder of this Agreement in full force and effect.

     (c) Headings. Section headings are used herein for convenience of reference only and shall not affect the meaning of any provision of this Agreement.

     (d) Rules of Construction. Whenever the context so requires, the use of the singular shall be deemed to include the plural and vice versa.

     (e) Counterparts. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, and such counterparts will together constitute but one Agreement.

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

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year set forth below.


PROMISTAR FINANCIAL CORPORATION:                         EXECUTIVE:



By:    /s/ John H. Anderson                              /s/ Gary L. Guerrieri
       --------------------                              ---------------------
         John H. Anderson
         Chairman and Chief Executive Officer


Date:    Jan. 24, 2001                                   Date:  1-24-01
         -------------                                          -------


                                                         Address: 163 Dodd Drive
                                                                  --------------

                                                         Washington, PA 15301
                                                         --------------------

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

                                 ATTACHMENT A


                  [copy of Separation Agreement and Release]

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